[LETTERHEAD DECHERT PRICE & RHOADS]




                                January 11, 2000

Intersil Corporation
Intersil Holding Corporation
Intersil (Florida), LLC
Intersil (Ohio), LLC
Intersil (Pennsylvania), LLC
Choice-Intersil Microsystems, Inc.
2401 Palm Bay Road NE
Palm Bay, Florida  32905

                              Intersil Corporation
                   13-1/4% Senior Subordinated Notes Due 2009
                   Guaranteed by Intersil Holding Corporation,
                    Intersil (Florida), LLC, Intersil (Ohio),
                      LLC, Intersil (Pennsylvania), LLC and
                       Choice-Intersil Microsystems, Inc.


Gentlemen and Ladies:

     We have acted as counsel for Intersil Corporation, a Delaware corporation (the "Issuer"), Intersil Holding Corporation, a Delaware corporation ("Intersil Holding"), Intersil (Florida), LLC, a Delaware limited liability company ("Intersil (Florida)"), Intersil (Ohio), a Delaware limited liability company ("Intersil (Ohio)"), Intersil (Pennsylvania), LLC, a Delaware limited liability company ("Intersil (Pennsylvania)," and together with Intersil Holding, Intersil (Florida) and Intersil (Ohio), the "Relevant Guarantors")), and Choice-Intersil Microsystems, Inc., a Kansas corporation ("Choice-Intersil," and together with the Relevant Guarantors, the "Guarantors"), in connection with the filing by the Issuer

Intersil Corporation
Intersil Holding Corporation
Intersil (Florida), LLC
Intersil (Ohio), LLC
Intersil (Pennsylvania), LLC
Choice-Intersil Microsystems, Inc.
January 11, 2000
Page 2

and the Guarantors of a Registration Statement on Form S-4, as amended (Registration No. 333-90741) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering the issuance of up to $200,000,000 aggregate principal amount of the Issuer's 13-1/4% Senior Subordinated Notes Due 2009 (the "Exchange Notes") and the Guarantors' guarantees thereof (the "Exchange Guarantees") under the Securities Act of 1933, as amended (the "Act"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 13-1/4% Senior Subordinated Notes Due 2009 (the "Existing Notes") and the Guarantors' guarantees thereof pursuant to the Registration Rights Agreement among the Issuer, the Guarantors, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. incorporated by reference as
Exhibit 4.04 to the Registration Statement. The Exchange Notes and Exchange Guarantees are to be issued pursuant to the terms of the indenture (the "Indenture") among the Issuer, the Guarantors and United States Trust Company of New York, as trustee (the "Trustee"), incorporated by reference as Exhibit 4.01 to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

     In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Issuer and the Relevant Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuer and the Relevant Guarantors.

     We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. In addition,

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Intersil Corporation
Intersil Holding Corporation
Intersil (Florida), LLC
Intersil (Ohio), LLC
Intersil (Pennsylvania), LLC
Choice-Intersil Microsystems, Inc.
January 11, 2000
Page 3


we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes and the Exchange Guarantees.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Exchange Notes have been duly authorized by the Issuer and when the Registration Statement has been declared effective, when the Indenture has been duly qualified under the TIA, when the Exchange Notes have been duly executed by the Issuer and when the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, the Exchange Notes will be valid and binding obligations of the Issuer, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and general principles of equity.

     2. The Exchange Guarantees have been duly authorized by the Relevant Guarantors and when the Registration Statement has been declared effective, when the Indenture has been duly qualified under the TIA, when the Exchange Notes have been duly executed by the Issuer, when the Exchange Guarantees have been duly executed by the Relevant Guarantor and when the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, the Exchange Guarantees will be valid and binding obligations of the Relevant Guarantors, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and general principles of equity.

     This opinion is rendered to the Issuer and the Relevant Guarantors in connection with the filing of the Registration Statement and for no other purpose. We express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of New York and, to the extent

Intersil Corporation
Intersil Holding Corporation
Intersil (Florida), LLC
Intersil (Ohio), LLC
Intersil (Pennsylvania), LLC
Choice-Intersil Microsystems, Inc.
January 11, 2000
Page 4

necessary to render the opinions set forth herein, the General
Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus which is included in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.


                                                     Very truly yours,


                                                     /s/ Dechert Price & Rhoads
                                                     --------------------------
                                                         Dechert Price & Rhoads